Transition and Separation Agreement and General Release This Transition and Separation Agreement and General Release and Exhibits (collectively, the “Agreement”) is entered into between David Vice, ChargePoint, Inc. (the “Company”), a wholly-owned subsidiary of ChargePoint Holdings, Inc. (“Parent”), and Parent. This Agreement concerns the terms of your transition and separation from employment and offers you certain benefits to which you would not otherwise be entitled, conditioned upon your provision of an effective general release of claims and covenant not to sue as provided below. If you agree to the terms outlined here, please sign and return this Agreement to me in the timeframe outlined below. 1. Transition and Separation from Employment: Effective as of July 28, 2026 (the “Transition Date”), you will resign from your position as Chief Revenue Officer of the Company and will be relieved of all duties with respect to the Company and Parent, except as otherwise set forth herein. For the entire period between the Transition Date and November 30, 2026 (the “Separation Date,” and such period the “Transition Period”) you will be considered a non-executive “Advisor” to the Company, during which your duties will be limited to consulting on transition matters relating to your separation from the Company and assisting other initiatives and matters requested by the Chief Executive Officer from time to time prior to your Separation Date. By no later than the Separation Date, the Company will provide you a sum that represents all of your earned but unpaid compensation (the “Final Pay”). You are not required to sign this Agreement to receive your Final Pay. 2. Transition and Severance Benefits: a. Transition Benefits. Provided that your employment is not terminated prior to the Transition Date for any reason, during the Transition Period: (i) you will continue to be a Company employee and shall receive payment of your annualized base salary as in effect on the Transition Date, paid in accordance with the Company’s ordinary payroll practices; (ii) you shall continue to participate in any welfare or retirement benefit plans in which you participated as of the Transition Date, subject to the eligibility and other terms and conditions of each such benefit plan; and (iii) your outstanding service-based Parent equity awards will remain outstanding and continue to vest in accordance with their terms as though you were providing full-time service to the Company; provided, however, that no vesting will occur unless and until the Effective Date (defined below). The benefits described in this Section 2(a) are referred to herein as the “Transition Benefits.” b. Severance Benefits. Within 60 days following the Separation Date, provided that your employment does not terminate for any reason prior to the Transition Date, you sign without revocation this Agreement and the Supplemental Release Agreement attached hereto as Exhibit A at the conclusion of the Transition Period, and provided you comply with and do not breach this Agreement or the PIIA (defined below), the Company will pay you: (1) a lump sum cash severance payment equal to six months of your annualized base salary as of the Transition Date, less all applicable deductions and withholdings; and (2) a lump sum cash payment equal to six months of monthly COBRA coverage for the employer portion of monthly COBRA premiums for you and, if applicable, your dependents, less all applicable deductions and withholdings. The benefits described in this Section 2(b) are referred to herein as the “Severance Benefits.” For the avoidance of doubt, you acknowledge that you shall not be eligible to receive a payment under the Fiscal 2027 Executive Bonus Program or any other performance or discretionary bonus with respect to fiscal years 2027. Exhibit 10.1

2 c. Treatment of Equity Awards Following Separation Date. i. A list of your outstanding Parent equity awards is set forth on Exhibit B hereto. You acknowledge that Exhibit B accurately reflects a summary of your outstanding Parent equity awards and that you do not have any other rights to acquire any stock of Parent or the Company. ii. On the Separation Date, a termination of your service will be deemed to occur for all purposes applicable to your Parent equity awards. As a result, no further vesting of your Parent equity awards will occur after the Separation Date, any unvested Parent equity awards will be automatically forfeited to the Company on the Separation Date and the post-termination exercise period applicable to any of your then-outstanding Parent stock options will begin on the Separation Date. iii. Each of your Parent equity awards will continue to be governed by the terms and conditions of the stock plan pursuant to which it was granted and the applicable award agreement, as modified herein. d. Acknowledgement. You acknowledge that these Transition Benefits and Severance Benefits are additional payments to you, that you are not otherwise entitled to them, and that they are expressly made in exchange for your acceptance of the terms set forth in this Agreement. e. Withholding. All payments made by the Company under this Agreement shall be subject to any tax or other amounts required to be withheld by the Company under applicable law or as required pursuant to any benefit plan of the Parent or the Company. 3. Employee Representations: You acknowledge that the Company and Parent rely on the following representations by you entering into this Agreement: a. You have not filed any administrative or judicial complaints, claims, or actions against the Company or any of the other Releasees for claims you are releasing in this Agreement; b. You have reported to the Company any and all work-related injuries or occupational illnesses incurred by you during your employment with the Company; c. You have been properly provided any leave requested and available to you under the Family and Medical Leave Act, the California Family Rights Act, or any other statute, local law and/or ordinance, and have not been subjected to any adverse treatment, conduct or actions due to a request for or taking such leave; d. You have been properly compensated for all work you have performed for the Company; e. You are not aware of any conduct by any person that constitutes a violation of Company policy, Parent policy or the Company’s or Parent’s legal or regulatory obligations, or any other suspected ethical or compliance issues on the part of the Company or any of the other Releasees that you have not brought to the attention of the Company;

3 f. You have not raised and are not aware of any unreported claim of improper sexual conduct, including sexual harassment or abuse, with the Company or Parent; g. You are not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; h. You have made your own investigation of the facts and are relying solely upon your own knowledge in entering into this Agreement; i. You knowingly waive any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown; and j. You stipulate that the Company, in entering into this Agreement, is relying on these representations and warranties, all of which survive the execution of this Agreement. 4. Return of Company Property: You hereby warrant to the Company and Parent that, no later than July 28, 2026 (or earlier if requested by the Company), you will return to the Company all property or data of the Company of any type whatsoever that has been in your possession or control, including, but not limited to keys, access codes or devices, electronically stored documents or files, physical files, marketing documents, computer equipment, cell phone, personal digital assistant and passwords (collectively, “Company Property”). All electronic items will be returned in the same working condition in which they were issued. Return of Company Property is a condition precedent to the payment of Severance Benefits, which will not be processed until all Company property has been returned to the Company and this Agreement is signed. 5. Proprietary Information: You hereby acknowledge that you are bound by the Company’s Employee Proprietary Information and Inventions Agreement (the “PIIA”), which you signed as a condition of your employment, and a copy of which is attached as Exhibit C, and that as a result of your employment with the Company you have had access to the Company’s Proprietary Information (as defined in the PIIA), that you will hold all such Proprietary Information, in strictest confidence and that you will not make use of such Proprietary Information on behalf of anyone, except as required in the course of your employment with the Company. You further confirm that you will deliver to the Company, no later than the Separation Date, all documents and data of any nature containing or pertaining to such Proprietary Information, and that you will not take with you any such documents or data or any reproduction thereof. You understand that your obligations under the PIIA survive your separation from the Company. 6. General Release and Waiver of Claims: a. The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, paid time off, bonus and commission pay, profit sharing, stock, stock options, restricted stock units or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company, your separation from the Company or otherwise. To the fullest extent permitted by law, you (on behalf of yourself, and on behalf of your heirs, family members, executors, estates, agents and assigns, or any controlled affiliate and any trust or other entity of which you or said heirs, estates or family directly or indirectly hold a majority beneficial interest) hereby release and waive any other claims you may have against the Company, Parent and their owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge,

4 breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, under the California Fair Employment and Housing Act, the California Labor Code, the California Government Code, the California Business and Professions Code, all California Wage Orders, the Family Medical Leave Act, the California Family Rights Act, and any other state laws and/or regulations relating to employment or employment discrimination, harassment or retaliation including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act (collectively, the “ADEA”), the Sarbanes-Oxley Act of 2002, the Rehabilitation Act, the Employee Retirement Income Security Act of 1974, as amended and/or claims based on disability or under the Americans with Disabilities Act (collectively, the “Released Claims”). The Released Claims also include claims of discrimination or retaliation on the basis of workers’ compensation statute but do not include workers’ compensation claims. b. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prohibits you (or your attorney) from confidentially or otherwise communicating or filing a charge or complaint with a governmental or regulatory entity, participating in a governmental or regulatory entity investigation, or giving other disclosures to a governmental or regulatory entity concerning suspected violations of the law, in each case without receiving prior authorization from or having to disclose any such conduct to the Company, or from responding if properly subpoenaed or otherwise required to do so under applicable law. Nothing in this Agreement shall be construed to affect the Equal Employment Opportunity Commission’s (“Commission”), National Labor Relations Board’s, the Occupational Safety and Health Administration’s, and the Securities and Exchange Commission’s, or any federal, state, or local governmental agency or commission’s (“Governmental Agencies”) or any state agency’s independent right and responsibility to enforce the law, nor does this Agreement affect your right to file a charge or participate in an investigation or proceeding conducted by either the Commission or any such Governmental Agency, although this Agreement does bar any claim that you might have to receive monetary damages in connection with any Commission or Governmental Agency proceeding concerning matters covered by this Agreement. This Agreement does not limit your right to receive an award or bounty for information provided to any Governmental Agencies, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”). Further, nothing in this Agreement prohibits you from testifying in an administrative, legislative or judicial proceeding regarding alleged criminal conduct or sexual harassment, when you have been required or requested to attend a proceeding pursuant to court order, subpoena, or written request from an administrative agency or the legislature. Moreover, nothing in this Agreement prevents the disclosure of factual information relating to claims of sexual assault, sexual harassment, harassment or discrimination based on sex, failure to prevent harassment or discrimination based on sex or retaliation against a person for reporting an act of harassment or discrimination based on sex, as those claims are defined under the California Fair Employment and Housing Act, to the extent the claims are filed in a civil or administrative action, and to the extent such disclosures are protected by law. By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

5 You hereby expressly waive any rights you may have under any other statute or common law principles of similar effect. You, the Company and Parent do not intend to release claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, or any claims for enforcement of this Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below. c. Nothing in this Agreement shall alter or otherwise diminish the terms and conditions of the Indemnification Agreement applicable to you as a result of your employment by the Company as Chief Revenue Officer. 7. Covenant Not to Sue: a. To the fullest extent permitted by law, at no time after you sign this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement. b. Nothing in this section shall prohibit or impair you, the Company or Parent from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act. 8. Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled, to the fullest extent permitted by law. 9. Confidentiality: Subject to the exceptions set forth in Section 6(b) above, the contents, terms and conditions of this Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order or as otherwise required by applicable law. You agree that if you are asked for information concerning this Agreement, you will state only that you, the Company and Parent reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected category or any other conduct that you have reason to believe is unlawful. 10. No Disparagement: Except as permitted by Section 6(b) above, you agree that you will never make any false or disparaging statements (orally or in writing) about the Parent, Company or their stockholders, directors, officers, employees, products, services or business practices, except as required by law. Notwithstanding anything contained in this Section to the contrary, neither you nor any person shall be prohibited from making truthful statements in connection with any litigation, arbitration, disposition or other legal proceeding, or as may be required by law, any subpoena or any governmental or quasi- governmental authority.

6 11. No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect. 12. Complete and Voluntary Agreement: This Agreement, together with the Exhibits hereto, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter, including but not limited to (i) that offer letter agreement, dated as of August 20, 2024, by and between you and the Company, and (ii) that Severance and Change in Control Agreement, approved by Parent (and, for the avoidance of doubt, such agreements described in clauses (i) and (ii) shall be considered terminated and cancelled effective as of the Transition Date). You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion. 13. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims. 14. Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 15. Interpretation and Construction of Agreement: This Agreement shall be construed and interpreted in accordance with the laws of the state of California. Regardless of which party initially drafted this Agreement, it shall not be construed against any one party, and shall be construed and enforced as a mutually prepared Agreement. The headings in this Agreement are provided for reference only and shall not affect the substance of this Agreement. Any disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in Santa Clara County, California, in accordance with the then-current rules of JAMS, by one arbitrator mutually agreed upon by the parties. 16. Section 409A. The Company intends that all payments and benefits provided under this Agreement or otherwise are exempt from, or comply, with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), so that none of the payments or benefits will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted in accordance with such intent. For purposes of Code Section 409A, each payment, installment or benefit payable under this Agreement is hereby designated as a separate payment. In addition, if the Company

7 determines that you are a “specified employee” under Code Section 409A(a)(2)(B)(i) at the time of your “separation from service” (within the meaning of Code Section 409A), then (i) any severance payments or benefits, to the extent that they are subject to Code Section 409A, will not be paid or otherwise provided until the first business day following (A) expiration of the six-month period measured from your “separation from service” or (B) the date of your death and (ii) any installments that otherwise would have been paid or provided prior to such date will be paid or provided in a lump sum when the severance payments or benefits commence. Further, to the extent that the consideration and non-revocation period for this Agreement and/or Supplemental Release spans two tax years, to the extent any payment subject to Code Section 409A is subject to the expiration of such consideration and/or non-revocation period and could be paid in either of such two tax years, such payment will be paid in the later of the two tax years to the extent required to comply with Code Section 409A. 17. Review of Separation Agreement; Expiration of Offer; Effective Date: You understand that you may take up to seven (7) calendar days to consider this Agreement before signing it (the “Consideration Period”). This Agreement is effective on the day it is signed by both Parties (the “Effective Date”). 18. Cooperation. Following the Transition Date, you agree to cooperate fully with the Company in the defense, prosecution, or conduct of any claims, actions, investigations, or reviews now in existence or which may be initiated in the future against, involving, or on behalf of the Company or its affiliates which relate to events or occurrences that transpired while you were employed by the Company (“Matters”). Your cooperation in connection with such Matters will include, but not be limited to, being available for telephone conferences with outside counsel and/or personnel of the Company, being available for interviews, depositions and/or to act as a witness on behalf of the Company, if reasonably requested. The Company will reimburse you for all reasonable out-of-pocket expenses incurred by you in connection with such cooperation. 19. Clawback Policy. You acknowledge that (i) you are and shall remain subject to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law (the “Clawback Policy”), (ii) the Clawback Policy will apply both during and after your termination of employment, and (iii) you will abide by the terms of the Clawback Policy, including, without limitation, by reasonably promptly returning any recoverable compensation to the Company as required by the Clawback Policy, as determined by Parent’s Board of Directors in its sole discretion. (Remainder of Page Intentionally Left Blank; Signatures Follow Below)

8 If you agree to abide by the terms outlined in this Agreement, please sign below and return it to me within the timeframe noted above. Sincerely, By:_____________________________________ ChargePoint Holdings, Inc. Date: __________________________ READ, UNDERSTOOD AND AGREED _______________________________ David Vice Date: __________________________

EXHIBIT A Supplemental Release Agreement To: David Vice 1. WHEREAS your last day of employment with ChargePoint Inc. (the “Company”) was November 30, 2026 (“Termination Date”). Consistent with Section 2(b) of your Transition and Separation Agreement dated July 31, 2026, the Company shall pay you the Severance Benefits therein provided that all other conditions of the Transition and Separation Agreement are met and that you sign this Supplemental Release Agreement. 2. You may sign this Supplemental Release Agreement any time after you complete all duties for the Company on or after the Termination Date. This Supplemental Release Agreement was provided to you more than twenty-one (21) days prior to the Termination Date. Once you sign the Supplemental Release Agreement, you have seven (7) days to revoke your acceptance by submitting a written notice of revocation to Eric Batill at eric.batill@chargepoint.com. This Supplemental Release Agreement shall become effective upon the expiration of the 7-day revocation period, provided you do not exercise your ability to revoke. 3. General Release of Claims: a. In consideration of the Severance Benefits that you are receiving as provided in Section 2(b) of your Transition and Separation Agreement, you agree that the payments and promises set forth therein are in full satisfaction of all accrued salary, paid time off, bonus and commission pay, profit sharing, stock, stock options, restricted stock units, performance-based restricted stock units or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company, your separation from the Company or otherwise. To the fullest extent permitted by law, you (on behalf of yourself, and on behalf of your heirs, family members, executors, estates, agents and assigns, or any controlled affiliate and any trust or other entity of which you or said heirs, estates or family directly or indirectly hold a majority beneficial interest) hereby release and waive any other claims you may have against the Company, ChargePoint Holdings, Inc. (“Parent”) and their owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, under the California Fair Employment and Housing Act, the California Labor Code, the California Government Code, the California Business and Professions Code, all California Wage Orders, the Family Medical Leave Act, the California Family Rights Act, and any other state laws and/or regulations relating to employment or employment discrimination, harassment or retaliation including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act (collectively, the “ADEA”), the Sarbanes-Oxley Act of 2002, the Rehabilitation Act, the Employee Retirement Income Security Act of 1974, as amended and/or claims based on disability or under the Americans with Disabilities Act (collectively, the “Released Claims”). The Released Claims also include claims of discrimination or retaliation on the basis of workers’ compensation statute but do not include workers’ compensation claims. b. Notwithstanding anything in this Supplemental Release Agreement to the contrary, nothing in this Supplemental Release Agreement prohibits you (or your attorney) from confidentially or otherwise communicating or filing a charge or complaint with a governmental or regulatory entity, participating in a governmental or regulatory entity investigation, or giving other disclosures to a governmental or regulatory entity concerning suspected violations of the law, in each case without receiving prior authorization from or having to disclose any such conduct to the Company, or from responding if properly subpoenaed or otherwise required to do so under applicable law. Nothing in this Supplemental Release Agreement shall be construed to affect the Equal Employment Opportunity Commission’s (“Commission”), National Labor Relations Board’s, the Occupational Safety and Health Administration’s, and the Securities and Exchange Commission’s, or any federal, state, or local governmental agency or commission’s (“Governmental Agencies”) or any state agency’s independent right and responsibility to enforce the law, nor does this Supplemental Release Agreement affect your right to file a charge or participate in an investigation or proceeding conducted by either the Commission or any such Governmental Agency, although this Supplemental Release Agreement does bar any claim that you might have to receive monetary damages in connection with any Commission or Governmental Agency proceeding concerning matters covered by this Supplemental Release Agreement. This Supplemental Release Agreement does not limit your right to receive an award or bounty for information provided to any Governmental Agencies, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd- Frank”). Further, nothing in this Supplemental Release Agreement prohibits you from testifying in an administrative, legislative or judicial proceeding regarding alleged criminal conduct or sexual harassment, when you have been required or requested to attend a proceeding pursuant to court order, subpoena, or written request from an administrative agency or the legislature. Moreover, nothing in this Supplemental Release Agreement prevents the disclosure of factual information relating to claims of sexual assault, sexual harassment, harassment or discrimination based on sex, failure to prevent harassment or discrimination based on sex or retaliation against a person for reporting an act of harassment or discrimination based on sex, as those claims are defined under the California Fair Employment and Housing Act, to the extent the claims are filed in a civil or administrative action, and to the extent such disclosures are protected by law. By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” You hereby expressly waive any rights you may have under any other statute or common law principles of similar effect. You, the Company and Parent do not intend to release claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, or any claims for enforcement of this Supplemental Release Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below. c. Nothing in this Agreement shall alter or otherwise diminish the terms and conditions of the Indemnification Agreement applicable to you as a result of your employment by the Company as Chief Revenue Officer.

4. Covenant Not to Sue: a. To the fullest extent permitted by law, at no time after you sign this Supplemental Release Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Supplemental Release Agreement. b. Nothing in this section shall prohibit or impair you, the Company or Parent from complying with all applicable laws, nor shall this Supplemental Release Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act. 5. Attorneys’ Fees: If any action is brought to enforce the terms of this Supplemental Release Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled, to the fullest extent permitted by law. 6. Confidentiality: The contents, terms and conditions of this Supplemental Release Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order or as otherwise required by applicable law. You agree that if you are asked for information concerning this Supplemental Release Agreement, you will state only that you, the Company and Parent reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Supplemental Release Agreement. Nothing in this Supplemental Release Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected category or any other conduct that you have reason to believe is unlawful. 7. No Disparagement: Except as permitted by Section 3(b) above, you agree that you will never make any false or disparaging statements (orally or in writing) about the Parent, Company or their stockholders, directors, officers, employees, products, services or business practices, except as required by law. Notwithstanding anything contained in this Section to the contrary, neither you nor any other person shall be prohibited from making truthful statements in connection with any litigation, arbitration, deposition or other legal proceeding, or as may be required by law, any subpoena or any governmental or quasi- governmental authority. 8. No Admission of Liability: This Supplemental Release Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Supplemental Release Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect. 9. Severability: The provisions of this Supplemental Release Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims. 10. Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this

Supplemental Release Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Supplemental Release Agreement, executed by authorized representatives of each of the parties to this Supplemental Release Agreement. This Supplemental Release Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 11. Interpretation and Construction of Agreement: This Supplemental Release Agreement shall be construed and interpreted in accordance with the laws of the state of California. Regardless of which party initially drafted this Supplemental Release Agreement, it shall not be construed against any one party, and shall be construed and enforced as a mutually prepared Supplemental Release Agreement. The headings in this Supplemental Release Agreement are provided for reference only and shall not affect the substance of this Supplemental Release Agreement. Any disputes arising out of or relating to this Supplemental Release Agreement shall be resolved by binding arbitration in Santa Clara County, California, in accordance with the then-current rules of JAMS, by one arbitrator mutually agreed upon by the parties. 12. ADEA Claims: You acknowledge and understand that the release of claims under the ADEA, 29 U.S.C. Section 621-634, is subject to special waiver protections under 29 U.S.C. Section 626(f). In accordance with that section, you specifically agree that you are knowingly and voluntarily releasing and waiving any rights or claims of discrimination under the ADEA. In particular you acknowledge that you understand that: a. this Agreement is written in a manner calculated to be understood by you; b. you are not waiving any claims for age discrimination under the ADEA that may arise after the date you sign this Supplemental Release Agreement and you are not waiving vested benefits, if any; c. you are waiving rights or claims for age discrimination under the ADEA arising up to the effective date of this Supplemental Release Agreement in exchange for payment described in Section 2 above, which is in addition to anything of value to which you are already entitled; d. you are advised to consult with and have had an opportunity to consult with an attorney before signing this Supplemental Release Agreement and you are aware of the Consideration Period and Revocation Period as defined in this Supplemental Release Agreement. 13. Review of Separation Agreement; Expiration of Offer; Effective Date: You understand that you may take up to twenty-one (21) calendar days from the Separation Date (as set forth in Section 1 of the Transition and Separation Agreement) to consider this Supplemental Release Agreement (the “Consideration Period”). For this Supplemental Release Agreement to become effective, you must sign it and then return it to the Company by no later than twenty-one (21) calendar days after the Separation Date. The offer set forth in this Supplemental Release Agreement, if not accepted by you before the end of the Consideration Period, will automatically expire. You may not sign this Supplemental Release Agreement until you have completed all duties for the Company on the Separation Date. Changes to this Supplemental Release Agreement, whether material or immaterial, do not restart the Consideration Period. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Supplemental Release Agreement. You also understand you may revoke your acceptance of this Supplemental Release Agreement within seven (7) calendar days of signing this document and that the consideration to be provided to you pursuant to Section 2(b) of the Transition and Separation Agreement will be provided only after the expiration of that seven (7) day revocation period (the “Revocation Period”). Any revocation must be made in writing and delivered to Eric Batill at eric.batill@chargepoint.com. This Supplemental Release Agreement is effective on the eighth (8th) day after you sign it, provided you have not revoked the Supplemental Release Agreement as of that time (the “Effective Date”). 14. Representations. You represent as follows: (i) you are not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Supplemental Release Agreement; (ii) you have made your own investigation of the facts and are relying solely upon your own knowledge in entering into this Supplemental Release Agreement; and (iii) you knowingly waive any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Supplemental Release Agreement based upon presently existing facts, known or unknown. You stipulate that the Company, in entering into this Supplemental Release Agreement, is relying on these representations and warranties, all of which survive the execution of this Supplemental Release Agreement. READ, UNDERSTOOD AND AGREED _______________________________ David Vice Date: __________________________

EXHIBIT B Parent Equity Awards* *Omitted pursuant to Item 601(a)(5) of Regulation S-K. Company undertakes to provide omitted schedules and attachments to the SEC upon request.

EXHIBIT C Employee Proprietary Information and Inventions Agreement

6 | P a g e Exhibit B EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT This Agreement is made by and between the undersigned employee (“Employee”) and ChargePoint, Inc., a Delaware corporation (the “Company”), and shall be effective as of the first day of Employee’s employment by Company. This Agreement will survive termination of Employee’s employment with Company. In consideration of Employee’s employment with Company and the compensation now and hereafter paid to Employee by Company, Employee hereby confirms his or her agreement as follows: I. General. Employee’s employment by Company is in a capacity in which he or she may have access to, or contribute to the production of, Confidential Information and Company Work Product (both as defined below). Employee’s employment creates a relationship of confidence and trust between Company and Employee with respect to the Confidential Information and Company Work Product. II. Definitions. A. “Confidential Information” shall mean information or material (i) that is proprietary to Company or considered confidential by Company, whether or not designated or labeled as such, and (ii) that Employee creates, discovers or develops in whole or in part, or of which Employee obtains knowledge of or access to in the course of Employee’s relationship with Company. Confidential Information may include, but is not limited to, designs, works of authorship, formulae, ideas, concepts, techniques, inventions, devices, improvements, know-how, methods, processes, drawings, specifications, models, data, diagrams, flow charts, research, procedures, computer programs, marketing techniques and materials, business, marketing, development and product plans, financial information, customer lists and contact information, personnel information, and other confidential business or technical information. For purposes of this Section 2, “Company” shall mean Company or any of its affiliates. INFORMATION THAT IS OR BECOMES PUBLICLY KNOWN WITHOUT FAULT ON EMPLOYEE’S PART SHALL NOT BE SUBJECT TO THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN THIS AGREEMENT. B. “Work Product” shall mean inventions, data, ideas, designs, drawings, works of authorship, trademarks, service marks, trade names, service names, logos, developments, formulae, concepts, techniques, devices, improvements, know-how, methods, processes, programs and discoveries, whether or not patentable or protectable under applicable copyright or trademark law, or under other similar law, and whether or not reduced to practice or tangible form, together with any improvements thereon or thereto, derivative works therefrom, and intellectual property rights therein.

7 | P a g e III. Confidentiality. During the term of Employee’s employment by Company and at all times thereafter, Employee will keep in strict confidence and trust all Confidential Information, and Employee will not, directly or indirectly, disclose, distribute, sell, transfer, use, lecture upon or publish any Confidential Information without the written consent of Company, except as may be necessary in the ordinary course of performing Employee’s duties as an employee of Company. A. Employee recognizes that Company has received and, in the future, will receive information from third parties which is subject to an obligation on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees, during the term of Employee’s employment and thereafter, to hold all such confidential or proprietary information of third parties in the strictest confidence and not to disclose or use it, except as necessary in performing Employee’s duties as an employee of Company consistent with Company’s agreement with such third party. Employee agrees that such information will be subject to the terms of this Agreement as Confidential Information. IV. Company Property. All apparatus, computers, computer files and media, notes, data, documents, reference materials, sketches, memoranda, records, drawings, engineering log books, equipment, lab/inventor notebooks, programs, prototypes, samples, equipment, tangible embodiments of information, and other physical property, whether or not pertaining to Confidential Information, furnished to Employee or produced by Employee or others in connection with Employee’s employment, shall be and remain the sole property of Company and shall be returned promptly to Company as and when requested by Company. Should Company not so request, Employee shall return and deliver all such property to Company upon termination of Employee’s employment. Employee may not retain any such property or any reproduction of such property upon such termination. Employee further agrees that any property situated on Company’s premises and owned, leased, maintained or otherwise contracted for by Company, including, but not limited to, computers, computer files, e-mail, voicemail, disks and other electronic storage media, filing cabinets, desks or other work areas, are subject to inspection by Company’s representatives at any time with or without notice. V. Company Work Product. Employee agrees that any Work Product in whole or in part conceived, developed, made or reduced to practice by Employee (either solely or in conjunction with others) during or after the term of his or her employment with Company that (a) are made through the use of any of Company’s trade secrets or other Confidential Information, (b) result from use of any equipment, facilities or supplies owned, leased, maintained or contracted for by Company, (c) relate to or are useful in Company’s business, including, but not limited to, Company’s design, experimental, production, financing, manufacturing, licensing, distribution or marketing activities, or Company’s actual or demonstrably anticipated research and development, or (d) result from any work performed by Employee for Company (collectively, “Company Work Product”) shall be owned exclusively by Company. Without limiting the foregoing, Employee agrees that any Company Work Product shall be deemed to be “works made for hire” as a matter of law. Employee hereby irrevocably assigns and transfers, and agrees to assign and transfer in the future on Company’s request, to Company all right, title and interest in and to any Company Work Product, including, but not limited to, patents, copyrights and other intellectual property rights therein. Employee shall treat any such Company Work Product as Confidential Information of Company. Upon Company’s request, Employee will execute all applications, assignments, instruments and other documents and

8 | P a g e perform all acts as Company or its counsel may deem necessary or desirable to obtain, perfect or enforce any patents, copyright registrations or other protections on such Company Work Product and to otherwise protect the interests of Company therein. Employee’s obligation to assist Company in obtaining and enforcing the intellectual property and other rights in Company Work Product in any and all jurisdictions shall continue beyond the termination of Employee’s employment, but, after such termination, Company shall compensate Employee at a rate not to exceed USD$200 per day for time actually spent by Employee on such assistance at Company’s request. Employee acknowledges that Company may need to secure Employee’s signature for lawful and necessary documents required to apply for, maintain or enforce intellectual property and other rights with respect to Company Work Product (including, but not limited to, renewals, extensions, continuations, divisions or continuations in part of patent applications). Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents, as Employee’s agents and attorneys-in-fact, to act for and in Employee’s behalf and instead of Employee, to execute and file any such document(s) and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyright registrations and other protections on Company Work Product with the same legal force and effect as if executed by Employee. Employee further hereby waives and relinquishes any and all moral rights that Employee may have in the Company Work Product. VI. Section 2870. This Agreement shall not be interpreted to assign to or vest in Company any of Employee’s rights in any Work Product other than as set forth herein and shall be construed in accordance with the applicable provisions of California law. This Agreement does not apply to inventions which qualify fully for protection under California Labor Code Section 2870 (“Section 2870”). Employee understands that Employee bears the full burden of proving that the invention qualifies fully under Section 2870. Section 2870 provides: “(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.” VII. Pre-Employment Work Product. A. Employee represents and warrants that Attachment A attached hereto, entitled “List of Work Product” is a true and complete list of all Work Product, if any, whether or not patented or copyrighted and whether or not reduced to practice, that were conceived, made or reduced to practice by Employee (either solely or in conjunction with others) prior to his or her employment by Company and that Employee wishes to exclude from the scope of this Agreement (“Pre-Employment Work Product”); provided, however, that any improvements,

9 | P a g e whether or not reduced to practice, made to or on, or any derivative works made from, any of the listed Work Product after commencement of Employee’s employment by Company are subject to the terms of Section 5 hereof. If no such list is attached to this Agreement, Employee represents that no Pre-Employment Work Product exists at the time of signing this Agreement. If, in the course of Employee’s employment with Company, Employee incorporates into a product, program, service or process of Company a Pre-Employment Work Product, Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide, transferable and sublicensable license to reproduce, prepare derivative works of, distribute, perform publicly, display publicly, make, have made, modify, use, sell, offer to sell, import and otherwise exploit such Pre-Employment Work Product as part of or in connection with such product, program, service or process. Notwithstanding the foregoing, Employee agrees that it will not use or incorporate any Pre-Employment Work Product in its work for Company without Company’s prior written consent. Employee acknowledges and agrees that Company and its subsidiaries or affiliates are free to compete or develop information, inventions, programs, processes, services and products similar to the Pre- Employment Work Product. B. Employee acknowledges that Company has a strict policy against using proprietary information belonging to any other person or entity without the express permission of the owner of that information. Employee represents and warrants that Employee’s performance of all the terms of the Agreement and as an employee of Company does not and will not result in a breach of any duty owed by Employee to a third party to keep in confidence any information, knowledge or data. Employee has not brought and will not bring to Company, or use, induce Company to use, or disclose in the performance of Employee’s duties any equipment, supplies, facility, electronic media, software, trade secret or other information or property of any former employer or any other person or entity, unless Employee has obtained their written authorization for its possession and use. VIII. Records. Employee agrees that he or she will keep and maintain adequate and current written records (in the form of notes, sketches, drawings or such other form(s) as may be specified by Company) of all Company Work Product made by Employee during the term of his or her employment with Company, which records shall be available at all times to Company and shall remain the sole property of Company. IX. Presumption. If any application for any United States or foreign patent related to or useful in the business of Company or any customer of Company shall be filed by or for Employee during the period of one (1) year after Employee’s employment is terminated, the subject matter covered by such application shall be presumed to have been conceived during Employee’s employment with Company. X. Agreements with Third Parties or the U.S. Government. Employee acknowledges that Company from time to time may have agreements with other persons or entities, or with the U.S. Government or agencies thereof, which impose obligations or restrictions on Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Employee agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of Company thereunder. XI. Injunctive Relief. Because of the unique nature of the Confidential Information and the Company Work Product, Employee understands and agrees that Company will suffer immediate and irreparable harm if Employee fails to comply with any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate Company for such breach.

10 | P a g e Accordingly, Employee agrees that in the event of a breach or threatened breach of this Agreement, in addition to any other remedies available to it at law or in equity, Company will be entitled, without posting bond or other security, to injunctive relief to enforce the terms of this Agreement, including, but not limited to, restraining Employee from violating this Agreement or compelling Employee to cease and desist all unauthorized use and disclosure of the Confidential Information and Company Work Product. Employee will indemnify Company against any costs, including, but not limited to, reasonable legal fees and costs, incurred in obtaining relief against Employee’s breach of this Agreement. Nothing in this section shall be construed as prohibiting Company from pursuing any other remedies available to it for such breach or threatened breach, including but not limited to recovery of damages. XII. No Solicitation. Employee agrees that, during the period of his or her employment with Company and for a period of one (1) year following termination of such employment for any reason, Employee will not use the Company’s Confidential Information to directly or indirectly (a) hire or recruit any employee or contractor of Company, or solicit or in any manner encourage employees or consultants of Company to end their relationships with Company; or (b) other than on behalf of Company, use the Company’s Confidential Information to call on, solicit or take away the business of, or attempt to do any of the same, any customer of Company. Employee acknowledges and agrees that the names, addresses, contact information and product specifications of Company’s customers constitute Confidential Information and that the sale or unauthorized use or disclosure of this or any other Confidential Information would constitute unfair competition with Company. XII. Conflict of Interest. Employee shall not accept employment or consulting work or enter into a contract or accept an obligation inconsistent or incompatible with its obligations under this Agreement. XIII. Disclosure of Obligations. Employee hereby authorizes Company to provide a copy of this Agreement and any exhibits hereto to any of Employee’s future employers, and to notify any such future employers of Employee’s obligations and Company’s rights hereunder. XIV. Employment at Will. Employee understands that Employee’s employment is “at will” and that Employee or Company may terminate Employee’s employment at any time, for any reason, with or without cause and with or without notice, but that Employee’s obligations under this Agreement shall survive such termination. Nothing in this Agreement shall confer any right with respect to continuation of Employee’s employment by Company, nor shall it interfere in any way with Employee’s right or Company’s right to terminate Employee’s employment at any time. XV. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions. This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written. In the event that any provision hereof or any obligation or grant of rights by Employee hereunder is found invalid or unenforceable pursuant to judicial decree or decision, any such provision, obligation or grant of rights shall be deemed and construed to extend only to the maximum permitted by law, the invalid or unenforceable portions shall be severed, and the remainder of the Agreement shall remain valid and enforceable according to its terms. The Agreement may not be amended, waived or modified, except by an instrument in writing executed by Employee and a duly authorized representative of Company. This Agreement shall be binding upon the heirs, executors and administrators of

11 | P a g e Employee and will inure to the benefit of Company and its successors and assigns. XVI. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing. XVII. Jurisdiction and Venue; Waiver of Jury Trial. Except as expressly provided otherwise herein, Company and Employee each hereby irrevocably (a) submits to the exclusive jurisdiction of, and venue in, the courts of in the State of California and the United States, in each case located in the Northern District of California, and (b) waives any objection that it may have at any time to the laying of venue of such dispute brought in any such court, waives any claim that such dispute has been brought in an inconvenient forum, and waives the right to object, with respect to any such dispute, that such court does not have jurisdiction over such party. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys’ fees. Nothing herein shall limit the right of Company to obtain injunctive relief in any jurisdiction for violation of the portions of this Agreement dealing with protection of Confidential Information or Company Work Product. XVIII. Acknowledgment. Employee acknowledges and agrees that employee is executing this agreement voluntarily and without any duress or undue influence by company or anyone else. Employee further acknowledges and agrees that employee has carefully read this agreement and that employee has asked any questions needed for employee to understand the terms, consequences and binding effect of this agreement and fully understand it, including that employee is waiving his or her right to a jury trial. Finally, employee acknowledges and agrees that he or she has been afforded the right to consult with an attorney of his or her own choosing and, to the extent that employee has not done so; employee has not done so voluntarily and without coercion. Employee agrees to the terms, and acknowledges receipt of a copy, of this Agreement. EMPLOYEE: David Vice CHARGEPOINT Rick Wilmer President and Chief Executive Officer

12 | P a g e ATTACHMENT A - PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT LIST OF PRE-EMPLOYMENT WORK PRODUCT This List of Pre-Employment Work Product, along with any attached pages, is part of and incorporated by reference into the attached EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT (the “Agreement”). The following is a complete list of all Work Product which Employee made or conceived or first reduced to practice alone or jointly with others prior to Employee’s employment by Company (collectively, “Pre-Employment Work Product”). Employee understands that Company will not require Employee to assign any rights Employee may have in any of the listed Pre-Employment Work Product, except any license granted under the Agreement. Employee further understands that the listed Pre-Employment Work Product will not be classified as Confidential Information or Work Product assigned to Company pursuant to Section 5. Employee represents that this list of Pre-Employment Work Product is complete. No Pre-Employment Work Product to report. See below. Additional sheets attached. David Vice